Michael L. Labertew - 5501
HUNT LABERTEW, LLC
2469 E. Ft. Union Blvd. #214
Salt Lake City, UT 84121
Telephone: (801) 424-3555
Attorneys for Petitioner


                         IN THE THIRD DISTRICT COURT

                       SALT LAKE COUNTY, STATE OF UTAH

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  In the matter of              )         MOTION FOR
                                          EXPEDITED HEARING
LIPIDVIRO TECH, INC.            )

                                )
     Petitioner.                          Civil No. 030106608
                                )
                                          Judge Terry Christiansen



     Petitioner, Lipidviro Tech, Inc., through its attorney, Michael L. Labertew, hereby moves the Court for an Expedited Hearing on Petitioner's Petition for Fairness Hearing in the above matter.

     The basis for this Motion is as follows:

     1. The hearing will take approximately fifteen minutes, and will not be contested.

     2. Each interested party has consented or will consent to said hearing, pursuant to Acceptance, Waiver, Appearance, Consent to Order, and Stipulation documents received or to be received by the Court prior to the fairness hearing from each of the securities holders receiving shares pursuant to the Agreement and Plan of Reorganization between Petitioner and Anticline
Uranium, Inc., and the fairness hearing.

     3. Time is of the essence to hold said hearing so that the acquisition of Petitioner by Anticline Uranium, Inc. can be closed.

          DATED this 19th day of August, 2003.

                                   /s/Michael L. Labertew
                                   Michael L. Labertew, P.C.